Exhibit 10.19

Equipment Maintenance Service Contract

Party A (Supplier): Fuzhou Yukai Trading Co., Ltd.	Contract No.: HRFZQX20190827
Party B (Demander): China Resources (Fuzhou) Medical Devices Co., Ltd. Signed on November 13, 2019	Signed in Fuzhou

According to the Contract Law of the People's Republic of China and other laws and regulations, both parties have entered into this contract by consensus.

Clause 1 Description, Quantity & Unit Price:

Package No.	Item No.	Item Name	Product Name	Quantity	Unit of Measurement	Type of Place of Origin	Unit Price	Amount	Brand	Model & Specifications	Nature
1	1-1	Medical Equipment Repair & Maintenance Services	Medical Equipment Repair & Maintenance Services	2	Year	Domestic	5,879,921.50	11,759,843.00	/	/	None
Total: (in words) CNY ELEVEN MILLION SEVEN HUNDRED AND FIFTY-NINE THOUSAND EIGHT HUNDRED AND FORTY-THREE ONLY (in figures: RMB￥11,759,843.00)

Service Term: from November 13, 2019 to November 12, 2021

Clause 2 Payment Method: [T/T]

2.1 Within 5 working days after this contract is signed, Party B shall pay (in words) CNY FIVE MILLION ONE HUNDRED FIFTY-ONE THOUSAND TWO HUNDRED ONLY (in figures: RMB￥5,151,200.00) to Party A.

2.2 Within 6 months after Party A provides the on-site service, Party B shall pay (in words) CNY SIX HUNDRED AND FOUR THOUSAND NINE HUNDRED AND EIGHTY-THREE ONLY (in figures: RMB￥604,983.00) to Party A.

2.3 Within 12 months after Party A provides the on-site service, Party B shall pay (in words) CNY ONE MILLION SIX HUNDRED AND NINE THOUSAND SEVEN HUNDRED AND FIFTY ONLY (in figures: RMB￥1,609,750.00) to Party A.

2.4 Within 18 months after Party A provides the on-site service, Party B shall pay (in words) CNY ONE MILLION ONE HUNDRED AND SEVENTY-FOUR THOUSAND FOUR HUNDRED AND TEN ONLY (in figures: RMB￥1,174,410.00) to Party A.

2.5 Within 24 months after Party A provides the on-site service, Party B shall pay (in words) CNY THREE MILLION TWO HUNDRED AND NINETEEN THOUSAND FIVE HUNDRED ONLY (in figures: RMB￥3,219,500,00) to Party A.

Clause 3 Responsibilities and Obligations:

3.1 Party A shall take charge of all technical services (including but not limited to all service matters arising from maintenance) proposed in the Bidding Document and strictly perform the requirements proposed in the Bidding Document and the downstream (Fuqing No.1 Hospital) contract.

3.2 Either party shall truthfully report all matters relating to the conclusion of the contract to the other party. Where either party deliberately conceals important facts relating to the conclusion of the contract or provides false information so as to do harm to the other party's interests, the other party shall have the right to refuse cooperation with such party and require such party to compensate for all resulting losses.

3.3 Either party shall undertake the obligation of confidentiality for the other party's relevant trade secrets, various information provided, conclusion and performance of the purchase and sales contract, etc., known during business development.

3.4 Neither Party A must receive any payment from any consumer on behalf of its downstream (Fuqing First Hospital), nor must it pay any party any fee in the capacity of the other party without authorization.

3.5 Both parties sign a negotiated contract, under which Party A shall fully bear all costs of repair and maintenance services, accessories, etc., of hospital equipment in accordance with the requirements of the Bidding Document, while Party B shall not bear any hospital costs.

Clause 4 Other Arrangements:

Where Party A fails to meet the agreed goal of hospital management service quality, Party B shall be entitled to require Party A to make corrections within a time limit. In case Party B fails to make corrections within the time limit so that the project is terminated, Party A shall compensate for all resulting losses.

Clause 5 Dispute resolution: in case of any dispute arising from the execution of this contract, both party shall settle it through friendly negotiation. If negotiation fails, either party may file a lawsuit with the people's court of the place where Party B is located.

Clause 6 This contract is made in duplicate, one for each party, both of which shall take effect after being signed and sealed by both parties.

Clause 7 Other Covenants: [None].

Party A: Fuzhou Yukai Trading Co., Ltd. Authorized Representative: Bank of Deposit: Account No.:	Party B: China Resources (Fuzhou) Medical Devices Co., Ltd. Authorized Representative: Bank of Deposit: Account No.:

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